UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of report June 5, 2001

Commission file number 000-29405

ORGANIC, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3258989 (I.R.S. Employer Identification No.)

601 Townsend Street San Francisco, California (Address of principal executive offices)	94103 (Zip Code)

Registrant’s telephone number, including area code: (415) 581-5300

Item 5. Other Events
SIGNATURES

Item 5. Other Events

On June 5, 2001, the Board of Directors of Organic, Inc. (the “Company”) resolved to postpone the Company’s annual meeting of stockholders until October 30, 2001. The Company’s Board of Directors further resolved that the record date for the annual meeting will be September 14, 2001.

In accordance with the Company’s bylaws, for a matter properly to be brought before the annual meeting on October 30, 2001, a stockholder must give notice in writing to the Secretary of the Company not earlier than August 1, 2001 and not later than August 31, 2001. The stockholder’s notice must comply with the information requirements set forth in the Company’s bylaws and in Regulation 14A under the Securities Exchange Act of 1934, as amended. The address of the Company’s Secretary is Organic, Inc., Attention: Corporate Secretary, 601 Townsend Street, San Francisco, California 94103.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANIC, INC. /s/ Margaret Maxwell Zagel By: Margaret Maxwell Zagel
Date: June 12, 2001	Vice President, Secretary and Chief Legal Officer

3